Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
781-672-3112	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS FIRST QUARTER 2008 RESULTS

•                  Revenue of $38.0 million increases 26% over prior year

•                  Non-GAAP operating income of $6.4 million increases 43% over prior year

Waltham, MA – April 24, 2008 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the first quarter of 2008.

Revenues for the first quarter of 2008 were $38.0 million, a 26% increase from $30.1 million in the first quarter of 2007.  Within total revenues, InForm™ license, application hosting and other related revenues were $28.8 million, an increase of 36% from $21.3 million in the prior year period, representing 76% of first quarter total revenues.

Bob Weiler, chief executive officer and president, remarked, “The first quarter was a solid start to 2008.  Our financial performance exceeded our guidance, and we continued to solidify our market leadership position.  During the quarter, we expanded our relationships with some of the largest pharmaceutical and CRO companies in the world, achieved status as the strategic EDC supplier to another customer and we were again successful in establishing new relationships.  Our success continues to be driven by broad customer satisfaction and referenceability based on our proven track record of delivering highly scalable and complex implementations on a global basis for companies of all sizes.”

For the first quarter of 2008, GAAP income from operations was $4.4 million, compared to $3.2 million in the first quarter of 2007.  GAAP net income for the period was $4.0 million, or $0.09 per diluted share, compared to net income of $3.5 million, or $0.10 per diluted share, in the first quarter of 2007.

For the first quarter of 2008, non-GAAP income from operations was $6.4 million, representing an increase of 43% from the prior year period and a non-GAAP operating margin of 16.9%.  Non-GAAP net income for the period was $5.2 million, or $0.12 per diluted share, compared to $4.6 million, or $0.13 per diluted share, in the first quarter of 2007.  Non-GAAP EPS was above the high end of the company’s guidance of $0.11 for the first quarter of 2008, while the year-over-year decline was due entirely to an increase in the company’s tax rate to 38.1% in the first quarter of 2008 as compared to 13.7% in the first quarter of 2007.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the first quarter of 2008 and 2007.

Cash, cash equivalents, short-term and long-term investments were $199.3 million at the end of the first quarter, an increase of $16.7 million from $182.6 million at the end of the prior quarter.  The increase in cash was primarily due to cash provided by operations, which was $18.6 million during the three months ended March 31, 2008.  Total deferred revenue was $83.9 million at the end of the quarter, an increase of $16.8 million from $67.1 million at the end of the prior quarter.

Business Highlights

•                  Allergan, a multi-specialty health care company focused on discovering, developing and commercializing innovative pharmaceuticals, expanded their relationship with Phase Forward by way of a strategic commitment for ASP trials using the company’s InForm electronic data capture solution.

•                  A top 15 pharmaceutical company expanded its relationship with Phase Forward’s InForm solution and signed on for multiple ASP trials.

•                  First quarter revenues from CROs (Contract Research Organizations) grew 55% over 2007 and are now 19% of total revenues.  New activity for the quarter included follow on business from many current CRO customers, including AAI Pharma, Chiltern, SGS Life Sciences and Quintiles, amongst others and the addition of three new CROs.

•                  In the safety area, the company added new customers such as International Partnership for Microbicides (IPM), a non-profit product development partnership focused on HIV prevention, and Intermune, which focuses on developing therapies in the areas of pulmonology and hepatology.

•                  During the first quarter the company announced the launch of the Empirica™ Trace product, a significant new release of the company’s adverse event reporting software, formerly known as Clintrace™.  The new release provides a single, powerful solution that helps organizations collect, code, analyze and report adverse events to meet regulatory requirements. In conjunction with this announcement, Phase Forward unified its safety products under a new product family name – Empirica – for its suite of pharmacovigilance and risk management products.

•                  In February, Phase Forward announced plans to relocate its headquarters to 77 CityPoint in Waltham, Massachusetts, the first speculative green building in the Boston suburbs to be awarded the Leadership in Energy and Environmental Design (LEED) Silver

Precertification by the U.S. Green Building Council (USGBC).  Phase Forward plans to move to the new location in the fourth quarter of 2008.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the second quarter of 2008, the company expects revenues to be between $40.4 and $41.0 million.  The company expects non-GAAP operating income to be between $6.4 and $6.8 million, with non-GAAP EPS between $0.11 and $0.12. GAAP EPS is expected to be between $0.07 and $0.08, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate of approximately 38%.

For the full year 2008, the company expects revenues to be between $165 and $169 million.  On a non-GAAP basis, operating income is expected to be between 16.3% and 17%, with non-GAAP EPS between $0.46 and $0.49. GAAP EPS is expected to be between $0.33 and $0.36, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate of approximately 38%.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the first quarter of 2008 and its outlook for the second quarter and full year 2008. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in  number is 888-680-0869 and the international dial-in is 617-213-4854.  The access code is 34926477.  Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived until Saturday, May 24, 2008.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), phase I clinic automation (LabPas™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Empirica™ Trace) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 280 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis,

Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008

Revenues:
License	$11,036	$12,614
Service	19,048	25,406
Total revenues	30,084	38,020
Costs of revenues:
License	605	655
Service(1)	11,527	15,528
Total cost of revenues	12,132	16,183
Gross margin:
License	10,431	11,959
Service	7,521	9,878
Total gross margin	17,952	21,837

Operating expenses:
Sales and marketing(1)	5,447	6,151
Research and development(1)	4,632	5,558
General and administrative(1)	4,638	5,700
Total operating expenses	14,717	17,409

Income from operations	3,235	4,428
Other income (expense):
Interest income	864	1,901
Other, net	(66)	134
Total other income	798	2,035

Income before provision for income taxes	4,033	6,463
Provision for income taxes	552	2,461
Net income	$3,481	$4,002

Net income per share applicable to common stockholders:
Basic	$0.10	$0.10

Diluted	$0.10	$0.09

Weighted average number of common shares used in net income per share calculations:
Basic	34,627	41,859

Diluted	36,417	43,738

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$110	$393
Sales and marketing	166	314
Research and development	156	279
General and administrative	600	760
Total stock-based compensation expense	$1,032	$1,746

Phase Forward Incorporated

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$3,235	$4,428
Stock-based compensation expense	1,032	1,746
Amortization of intangible assets	217	255
Non-GAAP income from operations	$4,484	$6,429

	Three Months Ended March 31,
	2007	2008
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$3,481	$4,002
Stock-based compensation expense, net of tax	891	1,081
Amortization of intangible assets, net of tax	187	158
Non-GAAP net income	$4,559	$5,241

GAAP net income per share applicable to common stockholders:
Diluted	$0.10	$0.09

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.13	$0.12

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	March 31,
	2007	2008

Assets
Current assets:
Cash and cash equivalents	$133,401	$153,790
Short-term investments	25,171	22,059
Accounts receivable, net of allowance of $270 and $340 in 2007 and 2008, respectively	35,515	40,997
Deferred set up costs, current portion	2,062	1,607
Prepaid commissions and royalties, current portion	4,458	4,840
Prepaid expenses and other current assets	4,513	3,930
Deferred income taxes	10,061	11,263

Total current assets	215,181	238,486

Long-term investments	24,050	23,413
Property and equipment, net	15,967	15,177
Deferred set up costs, net of current portion	1,347	2,202
Prepaid commissions and royalties, net of current portion	3,614	3,824
Intangible assets, net of accumulated amortization of $2,044 and $2,299 in 2007 and 2008, respectively	3,356	3,101
Goodwill	25,511	25,511
Deferred income taxes	16,576	13,530
Other assets	267	298

Total assets	$305,869	$325,542

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,222	$2,969
Accrued expenses	19,447	14,750
Deferred revenue, current portion	61,750	71,053
Deferred rent, current portion	240	207

Total current liabilities	82,659	88,979

Deferred revenues, net of current portion	5,380	12,830
Deferred rent, net of current portion	116	—
Other long-term liabilities	1,277	1,277

Total liabilities	89,432	103,086

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized — 5,000 shares
Issued — 0 shares	—	—
Common stock, $0.01 par value:
Authorized — 100,000 shares
Issued — 42,724 and 42,794 shares in 2007 and 2008, respectively	428	428
Additional paid-in capital	274,869	277,064
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive income	746	568
Accumulated deficit	(59,495)	(55,493)

Total stockholders’ equity	216,437	222,456

Total liabilities and stockholders’ equity	$305,869	$325,542

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2008

Operating activities
Net income	$3,481	$4,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,458	2,160
Stock-based compensation expense	1,032	1,746
Loss on disposal of fixed assets	—	316
Foreign currency exchange loss	65	—
Provision for allowance for doubtful accounts	107	46
Deferred income taxes	(1,078)	2,272
Non-cash income tax expense	1,401	—
Amortization of premiums or discounts on investments	11	(88)
Changes in assets and liabilities:
Accounts receivable	1,026	(4,664)
Deferred costs	(564)	(865)
Prepaid expenses and other current assets	58	609
Accounts payable	(1,514)	1,705
Accrued expenses	(2,019)	(4,900)
Deferred revenue	11,370	16,366
Deferred rent	(73)	(149)

Net cash provided by operating activities	14,761	18,556

Investing activities
Proceeds from maturities of short-term investments	18,310	28,325
Purchase of short-term investments	(17,119)	(25,625)
Purchase of property and equipment	(3,068)	(1,403)

Net cash (used in) provided by investing activities	(1,877)	1,297

Financing activities
Net proceeds from issuance of common stock	496	446

Net cash provided by financing activities	496	446

Effect of exchange rate changes on cash and cash equivalents	3	90

Net increase in cash and cash equivalents	13,383	20,389
Cash and cash equivalents at beginning of period	42,169	133,401

Cash and cash equivalents at end of period	55,552	153,790
Short and long-term investments at end of period	26,264	45,472

Total cash, cash equivalents and short and long-term investments at end of period	$81,816	$199,262